Exhibit 4.20

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT VIVOPOWER PLC CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. OMISSIONS ARE DESIGNATED WITH [***]

Amended and Extended Loan Agreement

between

VivoPower International Plc

(Borrower)

and

AWN Holdings Limited

(Lender)

This agreement was originally made on 8 December 2021 and has been amended from time to time between VivoPower International Plc England and Wales Company Number [***] of [***] (Borrower)

and AWN Holdings Limited [***] of [***] (Lender)

Recitals

A The Borrower has requested that the Lender provide financial accommodation to the Borrower in the form of an extension of the maturity date to 1 January 2026 from 31 March 2025 relating to a principal loan amount of US$8.9m, accrued interest of US$11.09m and accounts payable of US$0.61m (“Extended Loan Facilities”)

B The Lender has agreed to the request of the Borrower subject to the Borrower agreeing to issue for no consideration a total of 1.2m Warrants exercisable into Ordinary Shares of the Borrower at an exercise price of US$1.00

C The parties agree to be bound by the terms and conditions of this document.

Now it is agreed as follows:

1 Definitions and interpretation

1.1	Definitions

In this document:

Business Day means a day which is not a Saturday, Sunday or public or bank holiday in Sydney, Australia;

Event of Default means any event described as such in a Transaction Document;

Security Interest means any interest in or right over property, including, without limitation:

(a)	any retention of title to any property; and

(a)	any right to set off or withhold payment of any deposit or other moneys,

which secures the payment of a debt or other monetary obligation or the compliance with any other obligation;

Tax means a tax (including without limitation any goods and services tax), rate, levy, impost and duty (other than a tax on the net overall income of the Lender) and any interest, penalty, fine or expense relating to any of them; and

Transaction Document means:

(a)	this document;

(b)	any other document creating a Security Interest in favour of the Lender given by the Borrower as security for the obligations of the Borrower;

(c)	any document, agreement or instrument agreed between the Borrower and the lender;

(d)	any agreement or instrument contemplated by or created under them.

Ordinary Shares means common shares of the Borrower listed on NASDAQ in the United States.

Warrants means a financial security that confers the right but not the obligation to exercise the warrant into one common share of the Borrower, which are listed on NASDAQ.

1.2	Interpretation

Unless expressed to the contrary:

(a)	words importing:

(i)	the singular include the plural and vice versa; and

(ii)	any gender include the other genders;

(b)	if a word or phrase is defined cognate words and phrases have corresponding definitions; and

(c)	a reference to:

(i)	a person includes a firm, unincorporated association, corporation and a government or statutory body or authority; and

(ii)	a person includes its legal personal representatives, successors, assigns and substitutes, including, without limitation, persons substituted by novation.

2 Conditions precedent

2.1	Initial Conditions precedent

As per original Agreement

2.2	Conditions precedent to Advances

As per original Agreement

2.3	General

As per original Agreement

3 The Loan

3.1	Nature

The Extended Loan Facilities include principal of US$8.9m, accrued interest of US$11.09m and accounts payable of US$0.61m

3.2	Purpose

The Extended Loan Facilities were used for capital expenditure and working capital purposes.

3.3	Drawdown

Not applicable

3.4	Drawdown Notices

Not applicable

4 Interest and Warrants

4.1	Payment and rate

Not applicable

4.2	Computation

Not applicable

4.3	Warrants

The Borrower agrees to issue for no consideration, a total of 1.2m Warrants that are exercisable into the Borrower’s Shares at an exercise price of US$1.00 per Share. This is in lieu of cash Interest.

4.4	Mergers and Acquisitions

As per original Agreement

5 Repayment

5.1	Prepayment

Not applicable

5.2	Repayment

The Extended Loan Facilities must be repaid on or before 1 January 2026

6 Payments

6.1	Place, manner and time of payment

The Borrower must make payments to the Lender under this document:

(a)	at a place and in a manner reasonably required by the Lender;

(b)	by 11am local time in the place where payment is to be made; and

(c)	in immediately available funds and without set-off, counter claims, conditions or, unless required by law, deductions or withholdings.

6.2	Gross up

If the Borrower is required by law to deduct or withhold Taxes from any payment it must:

(a)	make the required deductions and withholdings;

(b)	pay in accordance with the relevant law the full amount deducted or withheld;

(c)	deliver to the Lender the receipt for each payment; and

(d)	increase the amount of the payment to the Lender to an amount which will result in the receipt by the Lender of the full amount which would have been payable to the Lender if no deduction or withholding had been required.

6.3	Appropriation

The Lender may appropriate any payment towards the satisfaction of any money due for payment by the Borrower in relation to this document in any way that the Lender thinks fit and notwithstanding any purported appropriation by the Borrower.

7 Warranties and representations

7.1	Nature

Not applicable

7.2	General

Not applicable

8 General obligations

8.1	Information to be given

The Borrower must provide all information relating to the issuance and exercise of the Warrants.

8.2	Negative pledge

Not applicable

8.3	Prohibited financial transactions

Not applicable

8.4	Change of business

Not applicable

8.5	Mergers

Not applicable

8.6	Insurance

Not applicable

8.7	Maintenance of qualifications/requirements

Not applicable

8.8	Taxes

Not applicable

8.9	Compliance with Laws

Not applicable

9 Events of Default

9.1	Nature

Not applicable

9.2	Acceleration

Not applicable

10 Costs and expenses

10.1	Nature

The Borrower must pay, and if paid by the Lender reimburse to the Lender:

(a)	the Lender’s costs and expenses relating to:

(i)	the negotiation, preparation, execution, stamping and registration of the Transaction Documents or any document contemplated by them;

(ii)	the monitoring of compliance with the obligations of the Borrower under the Transaction Documents; and

(iii)	any consent, request for consent, communication, waiver of any right, or the variation, replacement or discharge of any Transaction Document or any document contemplated by it;

(b)	the Lender’s costs and expenses in relation to:

(i)	the exercise or attempted exercise or the preservation of any rights of the Lender under the Transaction Documents;

(ii)	the occurrence of any Event of Default or Potential Event of Default; and

(iii)	any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable in relation to the Transaction Documents or any document or transaction contemplated by them.

10.2	Deduction

Not applicable

10.3	General

A reference to costs and expenses in this document includes, without limitation, legal costs and expenses on a full indemnity basis and the Lender’s reasonable internal administration costs.

11 Indemnities

11.1	Nature

(a)	The Borrower indemnifies the Lender against any liability, loss, cost or expense (including, without limitation, any relating to funds raised, contracted for or used by the Lender to fund any financial accommodation made available or agreed to be made available to the Borrower) caused or contributed to by:

(i)	any failure by the Borrower to comply with any obligation under any Transaction Document;

(ii)	any Event of Default;

(iii)	the exercise or attempted exercise of any right by the Lender under any Transaction Document;

(iv)	any act by the Lender in reliance on any communication purporting to be from the Borrower or to be given on behalf of the Borrower.

(b)	The Borrower indemnifies each Attorney upon demand against any liability, loss, cost and expense caused or contributed to by anything the Lender is indemnified against under this clause 11, and the Lender holds the benefit of this clause 11 upon trust for those persons.

11.2	Independence and survival

Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the Borrower and survives the termination of any Transaction Document.

12 Attorney

12.1	Appointment

The Borrower irrevocably appoints the Lender and each director and secretary of the Lender, severally, as its attorney with the power:

(a)	at any time to:

(i)	do everything which in the Attorney’s reasonable opinion is necessary or expedient to enable the exercise of any right of the Lender in relation to this document;

(ii)	complete this document; and

(iii)	appoint substitutes and otherwise delegate its powers (including this power of delegation); and

(b)	after any Event of Default has occurred, to do all acts and things which the Borrower is obliged to do under this document.

12.2	General

(a)	An Attorney may exercise any right even though the exercise of the right constitutes a conflict of interest or duty. The Borrower by this document ratifies anything done or not done by the Attorney pursuant to the power of attorney.

(b)	The power of attorney is granted for valuable consideration (receipt of which the Borrower acknowledges).

13 Miscellaneous

13.1	Set-off

The Lender may set-off against any money due for payment by the Borrower to the Lender under any Transaction Document, any money due for payment by the Lender to the Borrower whatsoever, including, without limitation, any money in any currency held by the Lender for the account of the Borrower in any place.

13.2	Lender’s determination and certificate

A certificate by the Lender relating to any Transaction Document is, in the absence of manifest error, conclusive evidence against the Borrower of the matters certified. The Lender is not obliged to give the reasons for its determination or opinion in relation to any matter under any Transaction Document.

13.3	Supervening legislation

Any present or future legislation which operates to lessen or vary in favour of the Borrower any of its obligations in connection with any Transaction Document or to postpone, stay, suspend or curtail any rights of the Lender under any Transaction Document is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

13.4	Business days

If the day on which anything, including a payment, is to be done by the Borrower under any Transaction Document is not a Business Day, that thing must be done on the preceding Business Day.

13.5	Amendment

The Agreement may only be varied or replaced by a written document duly executed by the Lender.

13.6	Waiver and exercise of rights

(a)	A right in favour of the Lender under any Transaction Document, a breach of an obligation of the Borrower under any Transaction Document or the occurrence of an Event of Default can only be waived by a document signed by the Lender. No other act, omission or delay of the Lender will constitute a waiver.

(b)	A single or partial exercise or waiver by the Lender of a right relating to any Transaction Document will not prevent any other exercise of that right or the exercise of any other right.

13.7	Approval and consent

The Lender may conditionally or unconditionally give or withhold any consent to be given under any Transaction Document and is not obliged to give its reasons for doing so.

13.8	Assignment

The Borrower must not assign or otherwise dispose of any right under any Transaction Document without the prior written consent of the Lender. The Lender’s rights under the Transaction Documents are assignable.

13.9	Counterparts

This document may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

13.10	Electronic Signature

The parties give their consent pursuant to the Electronic Transactions Act 2000 (NSW) for the purposes of entering into this document and all other matters pertaining to it. The parties agree that the electronic signature of a party to this document shall be as valid as an original signature of such party and shall be effective to bind such party to this document.

13.11	Governing law and jurisdiction

This document is governed by and shall be construed in accordance with the laws of New South Wales and the parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of those courts.

13.12	Notices

Not applicable

13.13	Notice by email

Not applicable Executed as an agreement

BORROWER

Signed, sealed and delivered as a deed by VIVOPOWER INTERNATIONAL PLC (UK COMPANY NUMBER [***]

Director Director

[***] [***]

Name of Director Name of Director

BLOCK LETTERS BLOCK LETTERS

Lender

Signed, sealed and delivered as a deed by AWN HOLDINGS LIMITED [***]

In accordance with section 127 of the Corporations Act 2001 (Cth):

Director Director/Secretary

[***] [***]

Name of Director Name of Director/Secretary

BLOCK LETTERS BLOCK LETTERS